UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2009

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 23, 2009, Verenium Corporation (“Verenium” or the “Company”) entered into a privately negotiated Exchange Agreement (the “Exchange Agreement”) with an existing holder of its 5.5% Convertible Senior Notes due 2027 which were initially issued in 2007 (the “5.5% Notes”). Pursuant to the Exchange Agreement, such existing holder of the 5.5% Notes agreed to exchange $1,986,000 in aggregate principal of the 5.5% Notes, for $893,000 in aggregate principal amount of the Company’s 9% Convertible Senior Secured Notes due 2027 (the “New Notes”). Such Exchange Agreement is substantially in the same form as the form of Exchange Agreement previously filed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on September 4, 2009 (the “Prior 8-K”). The $893,000 of New Notes will also be issued pursuant to the Company’s Indenture, dated as of September 1, 2009, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which was previously filed with the Company’s Prior 8-K. The New Notes discussed in this Current Report on Form 8-K will be subject to the same terms and conditions as the Company’s outstanding 9.0% Convertible Senior Secured Notes due 2027 discussed in the Company’s Prior 8-K.

The Company offered the New Notes to such holder of the 5.5% Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Shares of the Company’s common stock, into which the New Notes will be convertible, have been reserved for issuance by the Company and listed on The NASDAQ Global Market.

In connection with the issuance of such New Notes and the Company’s previously announced common stock reverse stock split, the Company intends to enter into a First Supplemental Indenture, by and between the Company and the Trustee, in order to reflect the aggregate increase in the Company’s outstanding New Notes and to reflect the current conversion rate, conversion price, and fundamental change make whole table applicable to the New Notes after giving effect to the Company’s common stock reverse stock split. The Company intends to file the First Supplemental Indenture with its next Quarterly Report on Form 10-Q.

Forward Looking Statements

Statements in this report that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include, but are not limited to, statements concerning the Company’s intention to enter into a First Supplemental Indenture, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Verenium’s technologies, risks associated with the costs, labor requirements and labor availability associated with Verenium’s demonstration plant, risks associated with Verenium’s ability to obtain additional capital to support its planned operations and financial obligations, risks associated with Verenium’s dependence on patents and proprietary rights, risks associated with Verenium’s protection and enforcement of its patents and proprietary rights, technological, regulatory, competitive and other risks related to development, production, and commercialization of cellulosic ethanol and other biofuels and the commercial prospects of those industries, Verenium’s dependence on existing collaboration, manufacturing, and/or license agreements, and its ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize its technologies and products (including by obtaining any required regulatory approvals) using Verenium’s technologies and timing for launching any commercial products and projects, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, changes in the U.S. or global energy markets and laws and regulations applicable to them, and risks and other uncertainties more fully described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the year ended December 31, 2008 and any updates contained in its subsequently filed quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any intent or obligation to update these forward-looking statements.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed in Verenium’s prior filings with the Commission, as a result of the exchange of the 5.5% Notes for the New Notes discussed above, additional unregistered equity securities of the Company may be issued upon conversion of the New Notes. After giving effect to the Company’s previously announced common stock reverse stock split, the conversion price of the New Notes is currently $9.60 per share of common stock compared to the current conversion price of the exchanged 5.5% Notes of $76.80 per share of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: September 25, 2009	By:	/s/ Gerald M. Haines II
	Name:	Gerald M. Haines II
	Title:	Executive Vice President